                                                                   EXHIBIT 99(A)
                                                               [PREFERRED STOCK]
                             DATAPOINT CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders (the "Annual Meeting") of Datapoint Corporation, a
Delaware corporation ("Datapoint"), to be held on            , 1996 at The
University Club, One West 54th Street, New York, New York at 10:00 a.m., local time, and at any adjournment thereof and the Proxy Statement/Prospectus in connection therewith (the "Proxy Statement/Prospectus") and (2) appoints Gerald
N. Agranoff and Daniel R. Kail and each of them, his proxies with full power of substitution for and in the name, place, and stead of the undersigned, to vote upon and act with respect to all of the shares of Preferred Stock, $20.00 liquidation preference per share ( the "Preferred Stock"), of Datapoint standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the Annual Meeting and at any adjournments or postponements thereof.

    The board of directors recommends a vote FOR the items listed below.

    The undersigned directs that his proxy be voted as follows:

(1) The nominees for election of directors by Holders of Preferred Stock are Charles F. Robinson and Robert D. Summer.

    / / FOR all nominees except as marked below      / / WITHHOLD AUTHORITY for
all nominees

(INSTRUCTION: to withhold authority to vote for one or more nominees, mark FOR above and print the name(s) of the person(s) with respect to whom you wish to withhold authority to vote in the space provided below.)
- --------------------------------------------------------------------------------

(2) Approval and Adoption of an Amendment to the Company's Articles of Incorporation which would reclassify and change each share of Preferred Stock into 3.25 shares of Common Stock.

 FOR / /    AGAINST / /     ABSTAIN / /

    In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    THIS PROXY SHOULD BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.
                           (Please see reverse side)

    The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the Preferred Stock and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.

    If one or more of the proxies named shall be present in person or by substitute at the Annual Meeting or at any adjournments or postponements thereof, the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.
                                               Dated _____________________, 1996
                                               _________________________________
                                                   Signature of Stockholder
                                               _________________________________
                                                   Signature if held jointly

                                               Please date this proxy and sign
                                               your name exactly as it appears
                                               hereon. Where there is more than
                                               one owner, each should sign. When
                                               signing as an attorney,
                                               administrator, executor,
                                               guardian, or trustee, please add
                                               your title as such. If executed
                                               by a corporation, the proxy
                                               should be signed by a duly
                                               authorized officer.